EXHIBIT 99.1

MERGE HEALTHCARE LOGO
News Release FOR IMMEDIATE RELEASE

Media Contact:
Julie Pekarek
Chief Marketing Officer
414.977.4254
jpekarek@merge.com

MERGE HEALTHCARE ANNOUNCES SECOND STRAIGHT QUARTER OF TOPLINE REVENUE AND EPS GROWTH

Milwaukee, WI, February 12, 2009 - Merge Healthcare Incorporated (NASDAQ: MRGE), a leading medical imaging solutions provider, today announced financial results for the fourth quarter and year ended December 31, 2008.

Fourth Quarter Results:

Fourth quarter net sales totaled $15.1 million, compared to $15.6 million in the fourth quarter of 2007 and $14.6 million in the third quarter ended September 30, 2008.

Operating income for the fourth quarter was $3.7 million, compared to an operating loss of $8.5 million in the fourth quarter of 2007 and operating income of $1.3 million in the third quarter of 2008.

Net income for the fourth quarter of 2008 was $1.9 million, or $0.03 earnings per basic and diluted share, compared to a net loss of $9.5 million, or $0.28 loss per basic and diluted share, in the fourth quarter of 2007 and a net income of $0.4 million, or a $0.01 earnings per basic and diluted share, in the third quarter of 2008.  Net income for the fourth quarter of 2008 includes a non-cash charge of $1.4 million due to the impairment of certain equity investments.

During the fourth quarter of 2008, the cash balance increased by $3.4 million to $17.8 million at December 31, 2008.  In addition, deferred revenue increased by $1.0 million to $16.8 million at December 31, 2008.

"These results show continued positive progress on our turnaround efforts at Merge," according to Justin Dearborn, CEO of Merge Healthcare.  "They also indicate our ability to function profitably in a very challenging market.”

Annual Results:

For the year ended December 31, 2008, net sales totaled $56.7 million, compared to $59.6 million for the year ended December 31, 2007.  The operating loss for 2008 was $21.7 million compared to an operating loss of $171.2 million for 2007.  Total operating loss for 2008 reflects an operating loss of $26.7 million during the first half of the year and operating income of $5.0 million during the second half of the year.  Contributing to the operating loss for 2007 was a goodwill impairment charge of $122.4 million.  Net loss for 2008 totaled $23.7 million, or a $0.51 loss per basic and diluted share, compared to a loss of $171.6 million, or $5.06 loss per basic and diluted share, for 2007.

Conference Call Information:

Merge will hold a public web cast today at 4:15 p.m. (Eastern Standard Time) to review fourth quarter and 2008 financial results and to provide an update of business operations and strategy. There will also be a question and answer session immediately following the financial and business updates.

Investors will have the opportunity to listen to the conference call via telephone or over the Internet at Merge Healthcare Web Cast.  To access the call, dial 1.800.221.2015 or 706.634.2159. The Conference ID Number to reference is 83046728.  A replay via the Internet or telephone will be available shortly after the call.

Merge Healthcare’s solutions solve mission-critical issues for radiology practices, outpatient imaging centers, hospitals, pharmaceutical companies and device manufacturers worldwide.  For additional information, visit www.merge.com.

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This news release contains "forward-looking statements," including statements with respect to the financial results the Company currently expects it will report for the fourth quarter, which are statements related to future, not past, events, and, with respect to such anticipated report of its financial results, are based on the Company’s preliminary review of its operations for such period, and which are unaudited and remain subject to quarter-end and year-end adjustment, as well as potential revision upon completion of our 2008 financial statements and review thereof by our independent registered accounting firm.  Forward-looking statements usually describe our expected future business and financial outlook or performance, and often contain words such as “will,” “believes,” “intends,” “anticipates,” “expects,” "plans," "seeks," and similar expressions.  Forward-looking statements, by their nature, address matters that are, to varying degrees, uncertain and subject to various known and unknown risks.  For us, particular uncertainties and risks that could cause actual results to differ materially from our forward-looking statements include: possible accounting adjustments and revisions to our current preliminary expectations as to the results the Company will report for 2008 financial results; market acceptance and performance of our products and services; the impact of competitive products and pricing; possible delays in the implementation of our managed services offering; the risks and effects of our recent changes in our executive and Board leadership; the risks and effects of our recent securities issues, including the issuance of certain senior secured notes; the past restatement of our financial statements and other actions that may be taken or required as a result of such restatement; our ability to generate sufficient cash from operations to meet future operating, financing and capital requirements, including repayment obligations with respect to our outstanding indebtedness; risks associated with our prior delays in filings with the SEC or our ability to continue to meet the listing requirements of The NASDAQ Stock Market; the costs, risks and effects of various pending legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission; and other risk factors detailed in our filings with the Securities and Exchange Commission.  These uncertainties and risks may cause our actual future results to be materially different than those expressed in our forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  We undertake no obligation to update such forward-looking statements or any of such risks, uncertainties and other factors.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	December 31,	December 31,
	2008	2007

Current assets:
Cash (including restricted cash)	$17,848	$14,000
Accounts receivable, net	12,779	11,810
Inventory	550	1,754
Prepaid expenses	1,509	1,970
Deferred income taxes	217	260
Other current assets	721	771
Total current assets	33,624	30,565

Property and equipment, net	1,974	4,631
Purchased and developed software, net	5,653	8,932
Customer relationships, net	2,291	3,291
Trade names	-	1,060
Deferred tax assets	4,585	4,585
Investments	5,690	8,156
Other	920	415
Total assets	$54,737	$61,635

Current liabilities:
Accounts payable	$3,387	$7,114
Accrued wages	1,590	2,621
Restructuring accrual	1,173	131
Deferred revenue	16,150	16,901
Other accrued liabilities	3,070	2,920
Total current liabilities	25,370	29,687

Note payable	14,230	-
Deferred income taxes	39	257
Deferred revenue	644	1,787
Income taxes payable	5,418	5,338
Other	195	161
Total liabilities	45,896	37,230

Total shareholders' equity	8,841	24,405
Total liabilities and shareholders' equity	$54,737	$61,635

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net sales
Software and other	$7,828	$7,800	$27,561	$29,590
Services and maintenance	7,233	7,808	29,174	29,982
Total net sales	15,061	15,608	56,735	59,572
Cost of sales
Software and other	1,279	1,704	5,121	6,722
Services and maintenance	2,200	3,548	11,672	14,089
Amortization and impairment	1,105	700	3,279	8,537
Total cost of sales	4,584	5,952	20,072	29,348
Gross margin	10,477	9,656	36,663	30,224
Operating costs and expenses:
Sales and marketing	1,817	4,715	9,313	18,565
Product research and development	2,089	4,976	13,240	21,065
General and administrative	2,368	7,600	20,461	29,492
Goodwill and trade name impairment, restructuring
and other expenses	(46)	(9)	11,816	124,131
Depreciation, amortization and impairment	576	834	3,530	8,209
Total operating costs and expenses	6,804	18,116	58,360	201,462
Operating income (loss)	3,673	(8,460)	(21,697)	(171,238)
Other income (expense)	(1,700)	(1,072)	(2,046)	(570)
Income (loss) before income taxes	1,973	(9,532)	(23,743)	(171,808)
Income tax expense (benefit)	55	21	(60)	(240)
Net income (loss)	$1,918	$(9,553)	$(23,683)	$(171,568)

Net income (loss) per share - basic	$0.03	$(0.28)	$(0.51)	$(5.06)
Weighted average number of common
shares outstanding - basic	56,311,614	33,926,183	46,717,546	33,913,379

Net income (loss) per share - diluted	$0.03	$(0.28)	$(0.51)	$(5.06)
Weighted average number of common
shares outstanding - diluted	56,791,611	33,926,183	46,717,546	33,913,379

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

	Twelve Months Ended
	December 31,
	2008	2007

Cash flows from operating activities:
Net loss	$(23,683)	$(171,568)
Adjustments to reconcile net loss to
net cash provided by (used in) operating activities:
Depreciation, amortization and impairment	6,809	16,746
Share-based compensation	4,161	5,009
Loss on disposal of subsidiary	1,470	-
Amortization of note payable issuance costs & discount	604	-
Goodwill and trade name impairment	1,060	123,171
Other than temporary impairment on equity investments	1,435	1,166
Provision for doubtful accounts receivable and sales returns, net of recoveries	316	1,100
Deferred income taxes	(176)	(202)
Net change in assets and liabilities (net of effects of dispositions)	(5,486)	(4,013)
Net cash used in operating activities	(13,490)	(28,591)
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(539)	(2,665)
Proceeds from sale of subsidiary	413
Change in restricted cash	(258)	(200)
Capitalized software development	-	(817)
Net cash used in investing activities	(384)	(3,682)
Cash flows from financing activities:
Proceeds from issuance of term note, net of non-cash discount of $510	14,490	-
Proceeds from issuance of Common Stock	5,479	-
Note and stock issuance costs paid	(2,386)	-
Proceeds from exercise of stock options and employee stock purchase plan	100	214
Repurchase of Common Stock	(47)	-
Dividends paid	(57)	-
Net cash provided by financing activities	17,579	214
Effect of exchange rate changes on cash	(115)	(86)
Net increase (decrease) in cash	3,590	(32,145)
Cash and cash equivalents, beginning of period (net of restricted cash) (1)	13,637	45,782
Cash and cash equivalents, end of period (net of restricted cash) (2)	$17,227	$13,637

(1) Restricted cash of $363 and $163 as of December 31, 2007 and
December 31, 2006, respectively.
(2) Restricted cash of $621 and $363 as of December 31, 2008 and
December 31, 2007, respectively.